UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: September 22, 2021

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

Oragenics, Inc. (the “Company” or “we”) has a commitment to the continued research and development of lantibiotics for the treatment of infectious diseases. In an effort to strengthen and streamline that commitment, on September 22, 2021, the Company and Eleszto Genetika, Inc. mutually terminated the amended and restated worldwide exclusive channel collaboration agreement dated March 1, 2021 (the “Lantibiotic ECC”) pursuant to which the Company was pursuing the development of OG716 as a lead product candidate for the treatment of C. diff.

As a result of the mutual termination of the Lantibiotic ECC, the Company will cease pre-clinical development of its product candidate OG716 and other compounds covered by the Lantibiotic ECC, all licenses provided pursuant to the Lantibiotic ECC between the parties were terminated and there are no continuing obligations between the parties, except as to confidentiality. The Company made no payments to EGI in connection with the mutual termination. Each party retained all right and title to their own respective intellectual property.

The Company will focus on its continuing independent research and development efforts relative to lantibiotics in order to identify new compounds to pursue.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 24th day of September, 2021.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan
Interim Principal Executive Officer and Chief Financial Officer